Exhibit (G)(1)

INVESTMENT MANAGEMENT AGREEMENT

VOYA ENHANCED SECURITIZED INCOME FUND

AGREEMENT effective as of May 1, 2024, between Voya Enhanced Securitized Income Fund (the “Trust”), a Delaware statutory trust, and Voya Investments, LLC (the “Manager”), a limited liability company organized and existing under the laws of the State of Arizona (the “Agreement”).

WHEREAS, the Trust is a closed-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust operates as a closed-end interval fund pursuant to Rule 23c-3 under the 1940 Act;

WHEREAS, the Trust desires to avail itself of the services of the Manager for the provision of advisory, management and administrative services for the Trust; and

WHEREAS, the Manager is willing to render such services to the Trust;

NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

1.Appointment. The Trust hereby appoints the Manager, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide advisory, management, administrative and other services (collectively, the “Management Services”), as described herein. The Manager accepts such appointment and agrees to render the Management Services herein set forth for the compensation as set forth on Schedule A hereto.

Subject to the approval of the Board of Trustees, the Manager is authorized to enter into sub- advisory agreements with other registered investment advisers to serve as investment sub-advisers, whether or not affiliated with the Manager (each a “Sub-Adviser”) subject to shareholder approval to the extent shareholder approval is required. The Manager will continue to have responsibility for all services furnished pursuant to any sub-advisory agreement (each a “Sub-Advisory Agreement”).

2.Management Services of the Manager.

(a) Advisory Services.

The Trust hereby employs the Manager, and the Manager, hereby accepts such employment, to render investment advice and investment management services (collectively, the “Advisory Services”) with respect to the assets of the Trust, subject to the supervision and direction of the Board. The Advisory Services shall not include the services identified on Schedule B and, therefore, such services shall be deemed to be outside the scope of this Agreement.

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The Manager, shall, as part of its Advisory Services duties hereunder: (i) furnish the Trust with advice and recommendations with respect to the investment of the Trust’s assets and the purchase and sale of such assets, including the taking of such other steps as may be necessary to implement such advice and recommendations, (ii) furnish the Trust with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Board may request, (iii) permit its officers and employees to serve without compensation as Trustees of the Trust, if elected to such positions and (iv) in general oversee and manage the investment of the Trust, subject to the ultimate supervision and direction of the Board.

(b) Investment Advisory Authority.

When rendering Advisory Services directly to the Trust, the Manager, subject to the supervision of the Trust’s Board, will provide a continuous investment program for the Trust’s portfolio and determine the composition of the assets of the Trust’s portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Trust’s assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, offered to the public, or exchanged for the Trust, when these transactions should be executed, and what portion of the assets of the Trust should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Trust . To the extent permitted by the investment policies of the Trust , the Manager shall make decisions for the Trust as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of the Trust. The Manager will provide the services under this Agreement in accordance with the Trust’s investment objective or objectives, policies, and restrictions as stated in the Trust’s Registration Statement. Furthermore:

(i)The Manager will manage the Trust so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and so as to ensure compliance by the Trust with the diversification requirements of Section 817(h) of the Internal Revenue Code. In managing the Trust in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the Trust or counsel to the Manager.

(ii)The Manager will conform with the 1940 Act and all rules and regulations thereunder, including Rule 23c-3 under the 1940 Act with respect to operations as an “interval fund,” all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust’s Board, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933 and the 1940 Act, as supplemented or amended.

(iii)On occasions when the Manager deems the purchase or sale of a security to be in the interest of the Trust as well as any other investment advisory clients, the Manager may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the Trust’s Board, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the Trust and to such other clients.

(iv)In connection with the purchase and sale of securities of the Trust, the Manager will arrange for the transmission to the custodian for the Trust on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Trust, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities to the Trust. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the prompt transmission of the confirmation of such trades to the Trust’s custodian.

(v)The Manager will assist the custodian or portfolio accounting agent for the Trust in determining, consistent with the procedures and policies stated in the Registration Statement for the Trust and any applicable procedures adopted by the Trust’s Board, the value of any portfolio securities or other assets of the Trust for which the custodian or portfolio accounting agent seeks assistance or review from the Manager.

(vi)The Manager will make available to the Trust, promptly upon request, any of the Trust’s or the Manager’s investment records and ledgers as are necessary to assist the Trust to comply with requirements of the 1940 Act, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(vii)The Manager will regularly report to the Trust’s Board on the investment program for the Trust and the issuers and securities represented in the Trust’s portfolio, and will furnish the Trust’s Board such periodic and special reports as the Trustees may reasonably request.

(viii)In connection with its responsibilities under this Section 2(b), the Manager is responsible for decisions to buy and sell securities and other investments for the Trust’s portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Manager’s primary consideration in effecting a security transaction will be to obtain the best execution for the Trust, taking into account the factors specified in the Registration Statement for the Trust. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities to the Trust and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Trust to the Manager if it is registered as a broker- dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Trust, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of the Trust indicating the broker- dealers to which such allocations have been made and the basis therefor.

(c) Services of Manager with respect to Sub-Advisers.

In the event that the Manager wishes to select others to render Advisory Services, the Manager shall analyze, select and recommend for consideration and approval by the Trust’s Board of Trustees investment advisory firms (however organized) to provide investment advice to the Trust, and, at the expense of the Manager, engage (which engagement may also be by the Trust) any such investment advisory firm to render investment advice and manage the investments of the Trust and the composition of the Trust’s portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, or any offering thereof, in accordance with the Trust’s investment objective or objectives and policies as stated in the Trust’s Registration Statement.

The Manager shall take the following actions in respect of the performance by each Sub- Adviser of its obligations to the Trust:

(i)Periodically monitor and evaluate the performance of the Sub-Adviser with respect to the investment objectives and policies of the Trust, including without limitation, perform periodic detailed analysis and review of the Sub-Adviser’s investment performance in respect of the Trust and in respect of other accounts managed by the Sub-Adviser with similar investment strategies;

(ii)Prepare and present periodic reports to the Board of Trustees regarding the investment performance of the Sub-Adviser and other information regarding the Sub-Adviser, at such times and in such forms as the Board of Trustees may reasonably request;

(iii)Review and consider any changes in the personnel of the Sub-Adviser responsible for performing the Sub-Adviser’s obligations and make appropriate reports to the Board of Trustees;

(iv)Review and consider any changes in the ownership or senior management of the Sub- Adviser and make appropriate reports to the Board of Trustees;

(v)Perform periodic in-person or telephonic diligence meetings with representatives of the Sub-Adviser;

(vi)Supervise the Sub-Adviser with respect to the services that the Sub-Adviser provides under the Sub-Adviser’s Sub-Advisory Agreement;

(vii)Assist the Board of Trustees and management of the Trust in developing and reviewing information with respect to the initial approval of the Sub-Advisory Agreement with the Sub-Adviser and annual consideration of the agreement thereafter;

(viii)Monitor the Sub-Adviser for compliance with the investment objective or objectives, policies and restrictions of the Trust it manages, the 1940 Act, Subchapter M of the Internal Revenue Code, and if applicable, regulations under such provisions, and other applicable law;

(ix)If appropriate, analyze and recommend for consideration by the Trust’s Board of Trustees termination of a contract with the Sub-Adviser under which the Sub-Adviser provides Advisory Services to one or more of the Trust;

(x)Identify potential successors to or replacements of the Sub-Adviser or potential additional Sub-Advisers, perform appropriate due diligence, and develop and present to the Board of Trustees a recommendation as to any such successor, replacement, or additional Sub-Adviser;

(xi)Designate and compensate from its own resources such personnel as the Manager may consider necessary or appropriate to the performance of its services hereunder; and

(xii)Perform such other review and reporting functions as the Board of Trustees shall reasonably request consistent with this Agreement and applicable law.

(d) Administrative Services of the Manager.

(i)Administrative Services. Subject to the general supervision of the Board of Trustees of the Trust, the Manager shall provide all administrative services reasonably necessary for the ordinary operation the Trust (“Administrative Services”). Provided, however, that Administrative Services shall not include the services identified on Schedule B and, therefore, such services shall be deemed to be outside of the scope of this Agreement.

(ii)Allocation and Delegation of Responsibilities. The Administrative Services may be furnished by any directors, officers or employees of the Manager or of affiliates of the Manager. The Manager may, at the expense of the Manager, retain the services of a third party as its delegate, under the Manager’s supervision, to provide in its stead any Administrative Service; provided, however, that any such delegation to a third party shall be subject to the approval of Trust’s Board of Trustees. The Manager shall remain liable to the Trust for any service delegated to a third party pursuant to this Section 2(d)(ii) to the same extent as if the Manager provided the services itself.

3.Conformity with Applicable Law. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Trust and with the instructions and directions of the Board of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

4.Exclusivity. The services of the Manager to the Trust under this Agreement are not to be deemed exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Trust) and to engage in other activities, so long as its services hereunder are not impaired thereby.

5.Documents. The Trust has delivered properly certified or authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

(a)Certified resolution of the Board of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

(b)The Registration Statement as filed with the SEC and any amendments thereto; and

(c)Exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

6.Records. The Trust agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Trust. The Manager further agrees that all records of the Trust are the property of the Trust and, to the extent held by the Manager, it will promptly surrender any of such records upon request.

7.Expenses.

(a)During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement described on Schedule C attached hereto, as it may be revised from time to time to account for changes in the vendors paid.

(b)The Trust shall be responsible for all of the expenses of its operations, including, without limitation, the management fee payable hereunder and extraordinary expenses, such as litigation expenses.

(c)The Manager further agrees to pay all fees payable to the Sub-Advisers, executive salaries and expenses of the Trustees of the Trust who are employees of the Manager or its affiliates, and office rent of the Trust.

(d)To the extent the Manager incurs any costs or performs any services which are an obligation of the Trust, as set forth in this Agreement, the Trust shall promptly reimburse the Manager for such costs and expenses. To the extent the services for which the Trust is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Trust only to the extent of its costs for such services.

8.Compensation. For the Management Services provided by the Manager to the Trust pursuant to this Agreement, the Trust will pay to the Manager an annual fee equal to the amount specified for such Trust in Schedule A hereto, payable monthly in arrears. Payment of these fees shall be in addition to any amount paid to, reimbursed to, or recovered by, the Manager for incurring any costs or performing any services which are obligations of the Trust as provided in Section 7(d). The fee will be appropriately pro-rated to reflect any portion of a calendar month that this Agreement is not in effect between the Manager and the Trust.

9.Liability of the Manager.

(a) General.

In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any investment by the Trust.

(b) Liability with respect to the Provision of Administrative Services.

In providing the Administrative Services, the Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any Administrative Services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager’s duties, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. The liability incurred by the Manager pursuant to this Section 9(b) in any year shall be limited to the revenues of the Manager derived from the Trust in that fiscal year of the Trust. The Manager shall look solely to the Trust’s property for satisfaction of claims of any nature against the Trust or a Trustee, officer, employee or agent of the Trust individually arising in connection with the affairs of the Trust.

(c) Trust Disclosures.

(i)The Manager shall be responsible for preparing the Trust’s registration statements and supplements to the Trust’s prospectuses and statements of additional information (“Disclosure Documents”), and for filing or arranging for the filing of such Disclosure

Documents with the SEC and other federal and state regulatory authorities as may be required by applicable law.

(ii)Notwithstanding anything in Section 9 or elsewhere in this Agreement, the Manager shall exercise reasonable care consistent with a fiduciary duty in fulfilling its responsibilities under Section 9©(i) of this Agreement.

(iii)In the event of a claim, litigation, liability, or a regulatory action or investigation (collectively, a “Disclosure Claim”) that arises out of or is based upon the disclosure in a Disclosure Document for the Trust (including, but not limited to, a claim arising from an untrue statement or alleged untrue statement in a registration statement for the Trust or an omission or alleged omission of a material fact required to be stated therein or necessary to make statements made in a registration statement not misleading), the Manager shall indemnify and hold harmless the Trust and each individual who, during the term of this Agreement, serves or had served as a Trustee of the Trust who is not an “interested person” of the Trust, as such term is defined in the 1940 Act (an “Independent Trustee”), if such Disclosure Claim arises from the Manager’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation or filing of the Trust’s Disclosure Documents for the loss, costs, or damages, including amounts paid in settlement with the written consent of the Manager, which consent shall not be unreasonably withheld, and including reasonable legal and other expenses, that arise from such Disclosure Claim.

(iv)In addition to the indemnification provided in Section 9©(iii) of this Agreement, the Manager agrees to indemnify and hold harmless the Independent Trustees for the costs of defense of a Disclosure Claim, including reasonable attorney’s fees, regardless of whether such Disclosure Claim arises from the Manager’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation of the Trust’s Disclosure Documents, subject to the Manager’s right to assume the defense of such Disclosure Claim pursuant to Section 9©(ix) of this Agreement.

(v)The parties expressly acknowledge that this Section 9© confers rights and remedies upon the Trust and each Independent Trustee, including the right to enforce the indemnification provided for in Sections 9©(iii) and 9©(iv) of this Agreement. The obligation of the Manager to provide indemnification to the Trust and the Independent Trustees, as set forth in this Section 9©, shall remain in effect after the termination of this Agreement.

(vi)The indemnification of the Trust provided for in Section 9©(iii) of this Agreement shall apply only to the extent that any loss to the Trust is not covered by insurance held by the Trust, and shall not apply if: (A) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Trustee for inclusion in the Trust’s Disclosure Documents; or (B) indemnification is not allowed under applicable law.

(vii)The indemnification of an Independent Trustee provided in Sections 9©(iii) and 9©(iv) of this Agreement shall apply only to the extent that any loss to the Independent Trustee is not covered by insurance held by the Trust or the Independent Trustee, and shall not apply if: (A) losses are actually indemnified by the Trust, consistent with the Trust’s organizational documents; (B) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Trustee for inclusion in the Trust’s Disclosure Documents; (C) losses are the result of willful misfeasance, bad faith, gross negligence or reckless disregard on the part of an Independent Trustee; or (D) indemnification is not allowed under applicable law.

(viii)The Manager shall not be liable for indemnification of an Independent Trustee under this Section 9© unless the Independent Trustee has notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Disclosure Claim is served upon such Independent Trustee (or after such Independent Trustee shall have received notice of such service on any designated agent); provided, however, that notification of the Manager is not required if the Manager had actual knowledge about the nature of the Disclosure Claim. In the event of a request for indemnification from an Independent Trustee, the Manager shall pay advances to the fullest extent permissible under the 1940 Act and applicable state law.

(ix)In the event of a request for indemnification from the Trust or an Independent Trustee (“Indemnified Party”), the Manager shall be entitled, upon notice to the Indemnified Party, to assume the defense of any Disclosure Claim against the Indemnified Party, with counsel satisfactory to the Manager and the Indemnified Party.

(x)Sections 9(a) and 9(b) shall not apply to a claim for indemnification under this Section 9(c).

10.Continuation and Termination. This Agreement, unless earlier terminated, shall continue in full force and effect for two years from the effective date of this Agreement. Thereafter, unless earlier terminated as provided herein, the Agreement shall continue in full force and effect for periods of one year, provided that such continuance is specifically approved at least annually by

(i)the vote of a majority of the Board of Trustees of the Trust, or (ii) the vote of a majority of the outstanding voting shares of the Trust (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated by the Trust at any time, in its entirety, without the payment of any penalty, by vote of a majority of the Board of the Trust or by a vote of a majority of the outstanding voting shares of the Trust, on sixty (60) days’ written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

11.Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares (as defined in the 1940 Act) of the Trust. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board and the Manager.

12.Use of Name. It is understood that the name “Voya Investments, LLC” or any trademark, trade name, service mark, or logo, or any variation of such trademark, service mark, or logo of Voya Investments, LLC or its affiliates, including but not limited to the mark “Voya®” (collectively, the “Voya Marks”) is the valuable property of the Manager and its affiliates, and that the Trust has the right to use such Voya Marks only so long as this Agreement or any subsequent agreement with the Manager in replacement of this Agreement shall continue. Upon termination of this Agreement without its replacement by a subsequent agreement, the Trust shall, as soon as is reasonably possible, discontinue all use of the Voya Marks and shall promptly amend its Trust Instrument to change its name (if such Voya Marks are included therein).

13.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

14.Applicable Law.

(a)This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or any rules or order of the SEC thereunder.

(b)If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(c)The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

VOYA ENHANCED SECURITIZED INCOME FUND

By: /s/ Kimberly A. Anderson___________________

Kimberly A. Anderson

Senior Vice President

VOYA INVESTMENTS, LLC

By: /s/ Todd Modic___________________________

Todd Modic

Senior Vice President

SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA ENHANCED SECURITIZED INCOME FUND

and

VOYA INVESTMENTS, LLC

Trust	Annual Management Fee
(as a percentage of Managed Assets*)

Voya Enhanced Securitized Income Fund	1.15%

*“Managed Assets” shall mean the Trust’s “total managed assets.” Total managed assets means the total assets of the Trust (including assets attributable to any reverse repurchase agreements and borrowings) minus the Trust ‘s accrued liabilities (other than liabilities for reverse repurchase agreements and the principal amount of any borrowings incurred). The average daily total managed assets shall be determined by taking an average of all the determinations of such amount during such month at the close of business on each business day during such month while this Agreement is in effect. By way of clarification, with respect to any reverse repurchase agreement or similar transaction, “total managed assets” includes any proceeds from the sale of an asset of the Trust to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date.

A-1

SCHEDULE B

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA ENHANCED SECURITIZED INCOME FUND

and

VOYA INVESTMENTS, LLC

EXCLUDED SERVICES

As set forth in Section 2 of this Agreement, the direct provision of the following services shall be deemed to be outside the scope of this Agreement.

1.Underwriting or distribution services of the sort provided by the underwriter or distributor to the Trust

2.Distribution or shareholder services provided to the Trust pursuant to a plan, whether or not adopted under Rule 12b-1 promulgated under the 1940 Act

3.Custody services provided by The Bank of New York Mellon

4.Fund accounting services provided by The Bank of New York Mellon, inclusive of pricing services utilized by the fund accounting agents

5.Transfer agency and recordkeeping services provided by various brokers/dealers and other intermediaries

6.Transfer agency services provided by The Bank of New York Mellon

7.Printing and postage for shareholder reports, prospectuses and statements of additional information provided by Merrill Corporation, Universal Wilde, RR Donnelley & Sons Company and Broadridge Financial Solutions, Inc.

8.External counsel and legal services provided to the Trust or to the Independent Trustees by Ropes & Gray LLP and K&L Gates LLP

9.Audits and semi-annual reviews of financial statements, prospectuses and Form N-14 filings provided by Ernst & Young LLP

10.Tax consulting services, review of tax compliance and other tax services provided by Ernst & Young LLP

11.Fair value pricing services provided by ICE Data Pricing & Reference Data,

LLC

12.Proxy tabulation and solicitation services related to shareholder meetings for the Trust, provided by Broadridge Financial Solutions, Inc.

13.Identifying and tracking services for wash sales activity provided by Gainskeeper (Wolters Kluwer Financial Services, Inc.)

14.Brokerage services

B-1

15.Attribution and risk analysis services provided in support of the Chief Investment Risk Officer provided by the Bank of New York-Wilshire Atlas/Axiom Attribution and Risk Analysis System

16.Recordkeeping services related to the Director/Trustee deferred compensation plan provided by Pen-Cal Administrators

17.Call center services related to phone representatives that service existing fund shareholders of record provided by The Bank of New York Mellon Services

18.Consultants hired at the request of the Board of Directors/Trustees to advise them

19.Administrative Services that are not reasonably necessary for the ordinary operation of the Trust as of September 21, 2023, but that may be required in the future.

B-2

SCHEDULE C

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA ENHANCED SECURITIZED INCOME FUND

and

VOYA INVESTMENTS, LLC

EXPENSES

	EXPENSE			% Borne
#	ITEM	VENDORS	DESCRIPTION	by Manager	ALLOCATION NOTE
Allocated Expenses
1	General Services	Ernst & Young LLP	Affiliated sub-custodian	50%
		(17f-2 Audit Fees)	account test work

	Fund Accounting/		Industry Classification for
2	Financial	Morgan Stanley GICS	equity securities for	50%	Voya funds' portion is limited
	Reporting	Direct License	financial reporting		to a maximum of $40,000.

	Services		purposes

	Fund Accounting/		Aggregated benchmark
data (returns). Data is used
	Financial	RIMES Technologies
3			in Voya funds' annual and	60%
	Reporting	Corporation
semi-annual reports and
Services
prospectuses.

	Proxy Voting	Institutional	Proxy Advisory Services
4		Shareholder Services		50%
	Services		and Voting Agent Service
(ISS, Inc.)

		Bloomberg /			Allocation to the Voya funds
		Morningstar / NYSE /	Market Data Service		is based on Board
5	Finance Services	Strategic Insight /	Providers (Non-CIRO	95%	usage/subscriptions. Only
		Institutional Investor /	usage)		actual Board usage costs are
		Etc.			allocated to the Voya funds.

Voya funds’ portion is limited
	Industry	Investment Company			to a maximum of the fee paid
6			General membership fees	90%	by the Voya funds for Mutual
	Association Dues	Institute
Funds Directors Forum

membership.

C-1

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Allocated Expenses, continued

7	Chief Investment	Chief Investment Risk	Costs associated with the	40%	Overhead2	items are allocable
	Risk Officer1	Officer (CIRO)	CIRO function		to the Manager.

	Chief Compliance	Office of the Chief			Overhead2	items are allocable
8		Compliance Officer	CCO Function	0%
	Officer1				to the Manager.
		(CCO)

9	Repurchase Offer	Merrill Toppan	Costs associated with the	0%
			Repurchase Offer

Voya Expenses
			Software application to
10	General Services	Confluence	assist in monitoring the	100%
			budgets and the accruals of

			expenses of mutual funds.

			Electronic system for
			calculation of fund fees
11	General Services	Bonaire	and payments to sub-	100%
			advisers. Annual license
			cost.

			Electronic system for Fund
			Compliance - monthly
12	Fund Compliance	[Albridge]	compliance checklist	100%
			process. Annual license
			cost.

13	Fund Compliance	[Bank of New York]	Money Market Stress	100%
			Testing

		Institutional	Securities Class Action
14	Fund Accounting	Shareholder Services		100%
			Service – (SCAS)
		(ISS, Inc.)

	Proxy Voting	Institutional	US & Global Custom
15		Shareholder Services	Voting Agent Services /	100%
	Services
		(ISS, Inc.)	Vote Disclosure Services

16	Operational	Eagle Pace	Fund Data Warehouse -	100%
	Services		Annual License Agreement

1

2

CIRO and CCO costs are considered “extraordinary expenses” and are therefore excluded from expenses that are subject to the Funds’ Expense Limitation Agreements.

Overhead includes the costs associated with the following items; technology (except for Market Data Services and any IT Software expenses that are for the sole use of the CIRO or CCO); facilities; equipment; printing; and postage.

C-2

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		The Bank of New
	Product	York- Wilshire
17	Management/	Atlas/Axiom	Attribution Analysis	100%
	Development	Attribution and Risk

	Services	Analysis System -
		Voya Use
Voya Expenses, continued
			External counsel and legal
18	Legal Services	Dechert LLP (External	services provided to Voya	100%
		Legal Fees)	regarding Advisory/

			Administrative Matters

		Voya Funds Services,	Legal services for
			Management and the Voya
19	Legal Services	LLC (Internal Legal		100%
			funds performed by
		Fees)
			Internal Legal Staff

			Online Board Document
20	Legal Services	Diligent Boardbooks	Management System for	100%
			Board Meeting Materials

			Content Management
21	Legal Services	ARC System	System for Registration	100%
			Statement Production

22	Legal Services	GTA Babelfish	Trade Cost Analysis	100%

23	Legal Services	Board IQ / Ignites	Industry Publications	100%

24	Advisory Services	Manager or Sub-		100%
		Adviser

C-3

M:\Funds\Legal Admin\Registration Statements\1- Annual Updates\Enhanced Securitized Income Fund\2025\486a\Filing Documents\Exhibits\(G)(1) VESIF-IMA-2309F.docx